Zhongpin Inc.
Suite 605A, Raycom Info Tech Park, 2 Kexueyuan South Road, Zhongguancun, Haidain District,
Beijing, China 100190, +86 10 8286 1788 extension 101, ir@zhongpin.com

Zhongpin provides clarification for its year 2009 guidance
News release of November 10, 2009 -- page 1

FOR IMMEDIATE RELEASE

Zhongpin Provides Clarification For Its Year 2009 Guidance

CHANGGE and BEIJING, China, November 10, 2009 /PRNewswire-FirstCall/ -- Zhongpin Inc. (“Zhongpin” or “the company”, Nasdaq: HOGS), a leading meat and food processing company in the People's Republic of China (“China”), today, during the prepared remarks section of its conference call, provided a clarification to its guidance for the year 2009 by disclosing comments about its possible fourth quarter 2009 results. This action was taken to clear apparent confusion in the market.

Mr. Warren Wang, Zhongpin’s Chief Financial Officer, said, “For the fourth quarter 2009, the company expects sales revenues of at least $ 210 million and a net profit margin of at least 6% for the fourth quarter 2009. The meaning of “at least” of course does not mean that those numbers are the only numbers possible.

“This guidance assumes that hog and pork prices remain at current prices during the fourth quarter of 2009, which we believe is a conservative and prudent assumption for prices at this moment. It is conservative and prudent because we do not yet have evidence or proof that pork prices will go up. We think the probability is perhaps in our favor, but we have no indication from the government or the market to support higher price numbers.”

Zhongpin’s diluted weighted average shares to be outstanding in the fourth quarter 2009 are estimated to be about 34.1 million shares. The company’s diluted weighted average shares to be outstanding for the year 2009 are estimated to be about 31.1 million shares.

About Zhongpin

Zhongpin Inc. is a meat and food processing company that specializes in pork and pork products, vegetables, and fruits in China. Its distribution network in the China covers 20 provinces plus Beijing, Shanghai, Tianjin and Chongqing and includes more than 3,000 retail outlets. Zhongpin's export markets include the European Union and Southeast Asia. For more information about Zhongpin, please visit Zhongpin's website at http://www.zpfood.com.

Safe harbor statement

Certain statements in this news release are forward-looking statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Zhongpin has based its forward-looking statements largely on its current expectations and projections about future events and trends that it believes may affect its business strategy, results of operations, financial condition, and financing needs.

Zhongpin Inc.
Suite 605A, Raycom Info Tech Park, 2 Kexueyuan South Road, Zhongguancun, Haidain District,
Beijing, China 100190, +86 10 8286 1788 extension 101, ir@zhongpin.com

Zhongpin provides clarification for its year 2009 guidance
News release of November 10, 2009 -- page 2

These projections involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as downturns in the Chinese economy, unanticipated changes in product demand, any effect from the A(H1N1) virus on Zhongpin’s market or sales, interruptions in the supply of live pigs and or raw pork, poor performance of the retail distribution network, delivery delays, freezer facility malfunctions, Zhongpin’s ability to build and commence new production facilities according to intended timelines, the ability to prepare Zhongpin for growth, the ability to predict Zhongpin’s future financial performance and financing ability, changes in regulations, and other risks detailed in Zhongpin's filings with the United States Securities and Exchange Commission.

You are urged to consider these factors carefully in evaluating Zhongpin’s forward-looking statements and are cautioned not to place undue reliance on those forward-looking statements, which are qualified in their entirety by this cautionary statement. All information provided in this news release is as of the date of this release. Zhongpin does not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

For more information, please contact:

Zhongpin Inc.

Mr. Sterling Song (English and Chinese)
Investor Relations Manager
Telephone +86-10-8286-1788 extension 101 in Beijing
ir@zhongpin.com

Mr. Warren (Feng) Wang (English and Chinese)
Chief Financial Officer
Telephone +86-10-8286-1788 extension 104 in Beijing
warren.wang@zhongpin.com

Christensen

Mr. Yuanyuan Chen (English and Chinese)
Mobile +86-139-2337-7882 in Beijing
ychen@christensenir.com

Mr. Tom Myers (English)
Mobile +86-139-1141-3520 in Beijing
tmyers@christensenir.com

Ms. Kathy Li (English and Chinese)
Telephone +1-212-618-1978 in the USA
kli@christensenir.com

SOURCE Zhongpin Inc.
www.zpfood.com